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                                                                   EXHIBIT 3.1.3

                                                     ENDORSED - FILED
                                         in the office of the Secretary of State
                                               of the State of California
                                                       JAN 24 2001
                                              BILL JONES, Secretary of State



                   CERTIFICATE OF AMENDMENT OF THE ARTICLES OF
                    INCORPORATION OF DICON FIBEROPTICS, INC.



The undersigned hereby certify that:

1. They are the President and the Secretary of DiCon Fiberoptics, Inc., a California corporation.

2.      The Board of Directors of DiCon Fiberoptics, Inc. has approved amending
        Article IV of the Articles of Incorporation of DiCon Fiberoptics, Inc. to increase the number of shares that the corporation is authorized to issue from 100,000,000 to 200,000,000 in order to accommodate splitting and converting each outstanding share into two shares.

        Article IV is amended in its entirety to read as follows:

        "This corporation is authorized to issue only one class of shares which are designated common stock; and the total number of shares which this corporation is authorized to issue is 200,000,000. On the amendment of this Article, each outstanding share is split and converted into two shares."

3. This Amendment may be adopted with the approval by the Board of Directors alone as provided in Corporations Code Section 902(c) because the corporation has one class of shares outstanding, and the amendment effectuates only a stock split, as defined in Corporations Code Section 188, and an increase in the authorized number of shares in proportion thereto.

The undersigned hereby declare under penalty of perjury that the statements set forth in this Certificate are true and correct of their own knowledge.

Executed on January 16, 2001, in Berkeley, California.



/s/ HO-SHANG LEE
-----------------------------------
Ho-Shang Lee, President



/s/ ANTHONY T. MILLER
-----------------------------------
Anthony T. Miller, Secretary


                                                           [SEAL OF OFFICE OF
                                                         THE SECRETARY OF STATE]